SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 16, 2010
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
_________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 16, 2010, William T. Kerr, a director of Principal Financial Group, Inc. (the
“Company”) and its wholly-owned subsidiary, Principal Life Insurance Company, submitted his resignation from both such boards effective February 24, 2010 in connection with his new position as president and chief executive officer of Arbitron, Inc.
Arbitron is a media and marketing research firm. Its core businesses are measuring network and local market radio audiences, surveying retail, media and product patterns of local market consumers, and providing application software used for analyzing media audience and marketing information data. Mr. Kerr’s decision to resign is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kerr was not asked to resign or removed for cause from the
Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Joyce N. Hoffman
Name: Joyce N. Hoffman
Title: Senior Vice President and
Corporate Secretary

Date: February 22, 2010